Exhibit 10.56

                          REVOLVING CREDIT MASTER NOTE

$1,000,000.00                                                 Madison, Wisconsin
                                                                   April 4, 2003

      FOR VALUE RECEIVED, Integrated Information Systems, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of AnchorBank, fsb ("Lender"), or the holder hereof, the principal sum of One Million and no/100 Dollars ($1,000,000.00), together with interest on the unpaid principal balance from the date hereof, until paid, at the Prime Rate, per annum. As used herein, the term "Prime Rate" shall mean the rate of interest used from time to time by Lender as its prime rate for interest rate determinations. Borrower is advised that the Prime Rate may not be the lowest rate of interest available to customers of Lender. The rate of interest hereunder shall change on the first
(1st) day of each month to equal the Prime Rate then in effect, per annum. Notwithstanding the foregoing, at no time during the term of this Note shall the rate of interest hereunder be less than Five and Three-quarters Percent (5.75%), per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a 360-day year. Disbursement of the proceeds of this Note shall be made pursuant to the terms of that certain Revolving Credit Loan Agreement of even date herewith executed by and between Lender and Borrower (the "Loan Agreement"). Amounts under this Note may be borrowed, repaid, and reborrowed during the term of this Note, on the terms set forth in the Loan Agreement, provided no default exists hereunder or under the terms of any loan documents between Lender and Borrower. All payments by Borrower shall be made in lawful currency of the United States and in immediately available funds. Prior to any default hereunder, Lender agrees to accept payment by check. Payments hereunder shall be applied first to the payment of interest with the balance, if any, to principal. The payment of the principal and interest hereunder shall be due and payable at 25 West Main Street, Madison, Wisconsin 53703, or such other place as Lender may designate, in writing, as follows:

1. Commencing on the first (1st) day of the month following the date of this Note, and continuing thereafter on the first (1st) day of each month until the Maturity Date, Borrower shall make payments of interest only on the disbursed and outstanding principal balance hereunder.

2. Unless sooner paid, the unpaid principal balance and all accrued interest thereon shall be paid in full on the first (1st) annual anniversary date of the date hereof (the "Maturity Date").

      If any installment under this Note is not received by Lender within ten
(10) calendar days after the installment is due, the undersigned shall pay to the holder a late charge of Five Percent (5%) of such installment, such late charge to be immediately due and payable without demand by Lender.

      If (i) Borrower fails to pay any installment of principal and/or interest due hereunder as and when due, and such default continues for ten (10) days; or
(ii) an Event of Default shall occur under the Loan Agreement, Security Agreements, or other loan documents between Borrower and Lender, and such Event of Default is not cured within applicable cure periods, if any, then the entire unpaid principal balance, plus accrued interest, shall, at the option of the holder hereof and without notice, which is hereby expressly waived, mature and be immediately due and payable. Failure to exercise this option following any event above shall not constitute a waiver of the right to exercise the same at a later time or upon the occurrence of any such subsequent event or events. During any period in which Borrower is in default hereunder, this Note shall bear interest at the rate of Five Percent (5%) per annum in excess of the Note rate in effect immediately prior to the default from the date of such default until such default is cured, or, if acceleration has occurred, until this Note has been paid; provided, however, that such rate shall not exceed the highest rate permitted by law; and further provided, that the default rate shall change with each change in the interest rate under this Note as set forth above.

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      During the term of this Note, Borrower may prepay all or any part of the principal balance hereunder without penalty or fee. Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender shall agree otherwise in writing. As used herein, the term prepayment shall include all voluntary payments and all payments occurring as a result of the acceleration by Lender of the principal amount of this Note but shall not include payments occurring because of the application by Lender of insurance proceeds or condemnation awards to the indebtedness evidenced hereby.

      From time to time, without affecting the obligation of the Borrower or the successors or assigns of the Borrower to pay the outstanding principal balance of this Note and observe the covenants of the Borrower contained herein, without affecting the guarantee of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the Borrower, the successors or assigns of the Borrower or guarantors, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the Borrower, its successors or assigns, to modify the rate of interest or period of amortization of this Note.

      Borrower and all others who may become liable for all or any part of this obligation, agree hereby to be jointly and severally bound, and jointly and severally waive and renounce presentment, protest, demand and notice of presentment, notice of protest, notice of non-payment of the Note, notice of dishonor and each and every other notice of any kind respecting this Note. Borrower and all others who may become liable hereunder waive all lack of diligence or delays in collection or endorsement hereof.

      Nothing contained herein nor in any transaction related hereto shall be construed or shall so operate either presently or prospectively (a) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) to require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part, then such clause(s) and provision(s) only shall be held for naught as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

      If for any reason interest in excess of the amount as limited in the foregoing paragraph shall have been paid hereunder, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded.

      This Note is secured by various assignments and agreements given by Borrower to Lender as provided in the Loan Agreement (the "Security Documents") and by various assignments and agreements previously provided by Borrower to Lender.

      All of the covenants herein contained are joint and several and shall also bind, and the benefits hereof shall also inure to, the respective successors and permitted assigns of the parties hereto. Whenever used, the singular shall include

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the plural, the plural the singular, and the use of any gender shall include all genders. The term "Lender" shall include all subsequent holders of this Note. This Note may be modified only in a writing executed by the Borrower and Lender.

      Borrower agrees that whenever this Note is placed in the hands of an attorney for collection or to defend or enforce any of Lender's rights hereunder, the undersigned shall pay to Lender its attorneys' fees, together with all costs and other expenses incurred or paid Lender in connection therewith including, without limitation, all pre-judgment and post-judgment costs and expenses, including attorneys' fees.

      This Note and the Security Documents have all been negotiated and executed in the State of Wisconsin. Accordingly, it is the intention of the parties that this Note be governed by the laws of the State of Wisconsin.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in Madison, Wisconsin as of the date first above written.

                                           INTEGRATED INFORMATION SYSTEMS, INC.,
                                           a Delaware corporation


                                   By:     /s/ James G. Garvey, Jr.
                                           James G. Garvey, President